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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT ENGINEERS

     We hereby consent to the use of our name in the section entitled "Independent Engineers" in the Prospectus constituting part of this Registration Statement on Form S-3 and to references to Behre Dolbear & Company, Inc. as independent engineers who have verified and affirmed the ore reserves of Stillwater Mining Company as of January 1, 1996, January 1, 1994, July 1, 1992, and January 1, 1990 which references are incorporated in such Prospectus by reference.

BEHRE DOLBEAR & COMPANY, INC.

/s/  Behre Dolbear & Company, Inc.
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New York, New York
September 20, 1996